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                                                                     EXHIBIT 23.


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



Intervisual Books, Inc.
Santa Monica, California


We consent to the incorporation by reference to the Registration Statements on Form S-8 (SEC file no. 33-548990, SEC file no. 333-04784, SEC file no. 333-34009 and SEC file no. 333-34015) of our report dated February 25, 1999, except for
Note 17, as to which the date is March 30, 1999 with respect to the financial statements of Intervisual Books, Inc. included in this Annual Report on Form 10-K for the year ended December 31, 1998.

                                            /s/ BDO Seidman, LLP

                                            BDO SEIDMAN, LLP



Date:  March 30, 1999
Los Angeles, California